Exhibit (n)(7)
                           HARRIS INSIGHT FUNDS TRUST

                                MULTI-CLASS PLAN

                                  INTRODUCTION

         The Purpose of this Plan is to specify the attributes of the classes of shares offered by Harris Insight Funds Trust (referred to as the "Company"), including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and, in the case of the Company's non-money market portfolios, net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

                         GENERAL FEATURES OF THE CLASSES

         Shares of each class of a fund of the Company (each such series being referred to as a "Fund") shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

                             ALLOCATION OF EXPENSES

         Pursuant to Rule 18f-3 under the 1940 Act, the Company shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing plan in connection with the provisions of shareholder services to the holder of such class of shares. In addition, the President and Chief Financial Officer of the Company shall determine, subject to Board approval or ratification, which of the following fees and expenses may be allocated to a particular class of shares in a Fund:

        (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

        (ii) printing and postage expense related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

        (iii) blue sky registration or qualification fees incurred by such class of shares;


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        (iv)      Securities and Exchange Commission registration fees incurred by such class of shares, if applicable;

        (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

        (vi) litigation or other legal expenses relating solely to such class of shares;

        (vii) fees of the Company's Board Members incurred as a result of issues relating to such class of shares; and

        (viii) independent accountants' fees relating solely to such class of shares.

         Any changes to the determination of class expenses allocated to a particular class of shares will be approved by a vote of the Board Members of the Company, including a majority of the Board Members who are not "interested persons" of the Company as defined under the 1940 Act.

         For purposes of this Plan, a "Daily Dividend Portfolio" shall be a portfolio of the Company which declares distributions of net investment income daily and/or maintains the same net asset value per share in each class. Income, realized and unrealized capital gains and losses, and any expenses of a non-Daily Dividend Portfolio of the Company not allocated to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of the class in relation to the net asset value of the Fund. Income, realized and unrealized capital gains and losses, and any expenses of a Daily Dividend Portfolio, including a money market fund, not allocated to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

                DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

         The types of classes of each of the Funds that are money market portfolios operating pursuant to Rule 2a-7 under the 1940 Act ("Money Market Funds") are: "N Shares", "Institutional Shares", "Service Shares", and, in the case of the Harris Insight Money Market Fund, "B Shares" and "Exchange Shares". The types of classes of each of the other Funds are: "N Shares" (except for Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, and Harris Insight Technology Fund), "A Shares" (except for Harris Insight Index Fund, Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, and Harris Insight Technology
Fund), "B Shares" (except for Harris Insight Government Money Market Fund, Harris Insight Tax-Exempt Money Market Fund, and Harris Insight Convertible Securities Fund), and "Institutional Shares." To the extent more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:


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                              A.   N SHARES

         N Shares of a Fund are offered at net asset value without the imposition of any sales charge. N Shares of a Fund other than a Money Market Fund pay service fees of up to 0.25% (annualized) of the average daily net assets of the Fund's N Shares. Each of the Money Market Funds pays fees for shareholder subaccounting, statement, communications, and processing services ("Subaccounting Services") of 0.10% (annualized) of the average daily net assets of the Fund's N Shares, fees for shareholder support services ("Support Services") of up to 0.15% (annualized) of the average daily net assets of the Fund's N Shares, and Rule 12b-1 fees of up to 0.10% (annualized) of the average daily net assets of the Fund's N Shares.

         Subaccounting Services provided by brokers, dealers and other institutions pursuant to the non-Rule 12b-1 plan may include establishing and maintaining shareholder accounts and records; processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their position in N Shares; providing sub-accounting with respect to N Shares beneficially owned by customers or the information necessary for sub-accounting; and providing such other similar services as may reasonably requested. Support Services provided pursuant to the non-Rule 12b-1 plan may include responding to inquiries from customers concerning their investment in N Shares; arranging for bank wires; assisting customers in changing dividend options, account designations, and addresses; and providing such other similar services as may reasonably requested. Distribution and support services provided by brokers, dealers and other institutions pursuant to the 12b-1 plan for the Money Market Funds may include forwarding sales literature and advertising materials provided by the Company's distributor; processing purchase, exchange and redemption requests from customers placing order with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in N Shares; providing sub-accounting with respect to N Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in N Shares; arranging for bank wires; performing sales, marketing and distribution services, including the distribution of sales literature and advertising provided by the distributor of Fund shares; and providing such other similar services as may reasonably be requested.

                              B.   A SHARES

         A Shares are offered at net asset value, plus an initial sales charge as set forth in the then current prospectuses of a Fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund's then current prospectus. A Shares are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus).

         A Shares of a Fund pay Rule 12b-1 fees of up to 0.25% (annualized) of the average daily net assets of the Fund's A Shares. Distribution and support services provided by brokers, dealers and other institutions may include forwarding sales literature and advertising materials provided by the Company's distributor; processing purchase, exchange and redemption requests from customers placing order with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in A Shares; providing sub-accounting with respect to A Shares beneficially owned by customers or the information necessary for sub-accounting;


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responding to inquiries from customers concerning their investment in A Shares;
arranging for bank wires; performing sales, marketing and distribution services, including the distribution of sales literature and advertising provided by the distributor of Fund shares; and providing such other similar services as may reasonably be requested.

                              C.   B SHARES

         B Shares are offered at net asset value, and are subject to a contingent deferred sales charge as set forth in the then current prospectus of a Fund. B Shares of a Fund pay service fees of up to 0.25% (annualized) of the average daily net assets of the Fund's B Shares and Rule 12b-1 fees of up to 0.75% (annualized) of the average daily net assets of the Fund's B Shares.

         Support services provided by brokers, dealers and other institutions pursuant to the non-Rule 12b-1 plan may include forwarding sales literature and advertising materials provided by the Company's distributor; processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their position in B Shares; providing sub-accounting with respect to B Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in B Shares; arranging for bank wires; and providing such other similar services as may reasonably be requested.

         The Rule 12b-1 distribution plan provides for payments to be made to the Funds' Distributor that are used to offset its distribution- and sales-related expenses in connection with the sale of the Funds' B Shares, including payments to authorized brokers, dealers, and other institutions for their sales activities related to B Shares.

                              D.   INSTITUTIONAL SHARES

         Institutional Shares of a Fund are offered at net asset value. Pursuant to a non-Rule 12b-1 plan, the Funds' distributor, investment adviser and/or administrator may pay service fees on behalf of the Institutional Shares of up to 0.25% (annualized) of the average daily net assets of a Fund's Institutional Shares.

         Support services provided by brokers, dealers and other institutions pursuant to the non-Rule 12b-1 plan may include processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their position in Institutional Shares; providing sub-accounting with respect to Institutional Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Institutional Shares; arranging for bank wires; and providing such other similar services as may reasonably be requested.

                              E.   EXCHANGE SHARES

         Exchange Shares of the Harris Insight Money Market Fund are offered at net asset value without the imposition of any sales charge. Exchange Shares of the Fund pay service fees of up to 0.10% (annualized) of the average daily net assets of the Fund's Exchange Shares.


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         Support services provided by brokers, dealers and other institutions pursuant to the service plan may include processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Fund on behalf of customers; providing information periodically to customers showing their position in Exchange Shares; providing sub-accounting with respect to Exchange Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Exchange Shares; arranging for bank wires; and providing such other similar services as may reasonably requested.

                              F.   SERVICE SHARES

         Service Shares of the Money Market Funds are offered at net asset value without the imposition of any sales charge. Each of the Money Market Funds pays fees for Subaccounting Services of 0.15% (annualized) of the average daily net assets of the Fund's Service Shares, fees for Support Services of up to 0.10% (annualized) of the average daily net assets of the Fund's Service Shares, and Rule 12b-1 fees of up to 0.15% (annualized) of the average daily net assets of the Fund's Service Shares. Each of the Money Market Funds may also pay program administration fees of up to 0.50% (annualized) of the average daily net assets of the Fund's Service Shares to institutions that provide checkwriting, debit or credit card, bill payment, and other ancillary services to participants in cash management account programs offered by broker-dealers.

         Subaccounting Services provided by brokers, dealers and other institutions pursuant to the non-Rule 12b-1 plan may include establishing and maintaining shareholder accounts and records; processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their position in Service Shares; providing sub-accounting with respect to Service Shares beneficially owned by customers or the information necessary for sub-accounting; and providing such other similar services as may reasonably requested. Support Services provided pursuant to the non-Rule 12b-1 plan may include responding to inquiries from customers concerning their investment in Service Shares; arranging for bank wires; assisting customers in changing dividend options, account designations, and addresses; and providing such other similar services as may reasonably requested. Distribution and support services provided by brokers, dealers and other institutions pursuant to the 12b-1 plan for the Funds may include forwarding sales literature and advertising materials provided by the Company's distributor; processing purchase, exchange and redemption requests from customers placing order with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in Service Shares; providing sub-accounting with respect to Service Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Service Shares; arranging for bank wires; performing sales, marketing and distribution services, including the distribution of sales literature and advertising provided by the distributor of Fund shares; and providing such other similar services as may reasonably be requested.

                              VOTING RIGHTS


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         Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interest of any other class.

                              EXCHANGE PRIVILEGES

         Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: N Shares of a Fund may be exchanged for N Shares of another Fund without the imposition of a sales charge. A Shares of a Fund may be exchanged for A Shares of another Fund and N Shares of the Money Market Funds without the imposition of a sales charge. N Shares of a Money Market Fund acquired by an exchange from A Shares (but not including those Money Market Fund shares attributable to reinvestment of dividends and interest thereon) will be able to be re-exchanged for A shares of a Fund at respective net asset values. B Shares of a Fund may be exchanged for B Shares of another Fund, and will, at the expiration of the holding period set forth in the prospectuses, automatically and without imposition of a sales charge be exchanged for A Shares of the same Fund. Institutional Shares of a Fund may be exchanged for Institutional Shares of another Fund without the imposition of a sales charge. Service Shares of the Money Market Funds and Exchange Shares of the Harris Insight Money Market Fund have no exchange privilege.

                                  BOARD REVIEW

         The Board Members of the Company shall review this Plan as frequently as they deem necessary. Prior to any material amendments(s) to this Plan, the Company's Board including a majority of the Board Members who are not interested (including any proposed amendments to the method of allocating lass and/or Fund expenses), is in the best interest of each class of shares of the Company individually and the Company as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board Members of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

         Dated:  April 2002.